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                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report with respect to Cardinal Health, Inc. and subsidiaries dated June 6, 2001 included in this Form 8-K/A, into the Company's previously filed Form S-3 Registration Statements (Registration Statement Nos. 333-24483, 333-46482, 33-62198 and 33-57223), previously filed Form S-4 Registration Statement (Registration No. 333-74761) and previously filed Form S-8 Registration Statements (Registration Statement Nos. 33-20895, 33-38022, 33-52537, 33-38021, 33-52539, 33-42357, 33-52535, 33-64337, 333-72727,
333-91849, 33-63283-01, 333-01927-01, 333-11803-01, 333-21631-01, 333-21631-02,
333-30889-01, 333-56655-01, 333-71727, 333-68819-01, 333-90417, 333-90423,
333-90415, 333-92841, 333-38198, 333-38190, 333-38192, 333-56006, 333-56008,
333-56010 and 333-53394).

/s/ Arthur Andersen LLP

Columbus, Ohio
June 6, 2001